EXHIBIT 10.1

April 18, 2006

Gold Rock Resources Inc.
631 Thompson Ave,
Coquitlam , British Columbia
Canada V3J 3Z9

Ladies and Gentlemen:

RE:     Gold Rock Resources Inc.

Shu Heng Wang holds in trust for Gold Rock Resources Inc., a 100% undivided interest in the following claim:

Claim	Number of Units	Record Number	Expiration Date

532361	GRR	April 18, 2006	April 18, 2007

Shu Heng Wang will deliver full title on demand to Gold Rock Resources Inc. for as long as the claims are in good standing with the Province of British Columbia.

Yours truly,

______________________________
Shu Heng Wang